Exhibit 10.2
ANNEX A
SUPPLEMENTAL CONFIRMATION

To:	Del Monte Foods Company One Market @ The Landmark San Francisco, CA 94105

From:	Goldman Sachs International

Subject:	Collared Accelerated Share Repurchase Transaction — Execution Pricing

Ref. No:	[Insert Reference No.]

Date:	December 19, 2005

     The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Goldman Sachs International. (“GSI”) and Del Monte Foods Company (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between GSI and Counterparty as of the relevant Trade Date for the Transaction referenced below. GSI is acting as principal in this Transaction and Goldman, Sachs & Co., its affiliate, is acting as agent for GSI and Counterparty in this Transaction. GSI is not a member of the Securities Investor Protection Corporation. The final terms of the Transaction shall be sent to Counterparty by GSI substantially in the form of a Trade Notification attached hereto as Schedule A.
     The definitions and provisions contained in the Master Confirmation specified below are incorporated into this Supplemental Confirmation. In the event of any inconsistency between those definitions and provisions and this Supplemental Confirmation, this Supplemental Confirmation will govern.
1.     This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of June 29, 2005 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.
2.     The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	As specified in the Trade Notification. In a related transaction Counterparty agreed to purchase a number of Shares in excess of the Number of Shares from GSI on the Trade Date at the Forward Price per Share.

Capped Settlement Amount:	The product of (a) the difference between $12.354 and the Hedge Period Market Price multiplied by (b) the Number of Shares multiplied by (c) the Applicable Percentage.

Floor Settlement Amount:	As specified in the Trade Notification, subject to concurrence by Counterparty.

Hedge Completion Date:	The Scheduled Trading Day on which GSI finishes establishing its Hedge Positions, as determined by GSI in its sole discretion.

Forward Price:	USD $10.42 per Share

Hedge Period Market Price	The New York 10b-18 Volume Weighted Average Price per share of the Shares over the Hedge Period (without regard to pre-open or after hours trading outside of regular trading sessions), as published by Bloomberg.

Hedge Forward Differential:	The product of (a) the difference between the Hedge Period Market Price minus the Forward Price multiplied by the product of (b) the Number of Shares multiplied by (c) the Applicable Percentage.

Hedge Forward Cash Settlement Amount:	The product of (a) the difference between the Settlement Price minus the Hedge Period Market Price multiplied by (b) the Number of Shares.

Hedge Period:	The number of Scheduled Trading Days from and including December 20, 2005 to and including the Scheduled Trading Day upon which GSI fully establishes its Hedge Positions.

Initial Payment Amount:	An amount in USD equal to the product of (a) 0% of the Hedge Period Market Price multiplied by (b) the Number of Shares multiplied by (c) the Applicable Percentage, payable by Counterparty to GSI by 10:00 a.m. New York time on the Scheduled Trading Day immediately following the Hedge Completion Date.

Valuation Date:	As specified in the Trade Notification.

Number of Shares:	8,010,046 Shares

Applicable Percentage:	46.81%

Reserved Shares:	25,000,000 Shares

Termination Price:	$7.00 per Share

Counterparty Additional Payment Amount:	$624,088.20
          3.     Counterparty represents and warrants to GSI that it has disclosed to GSI any and all purchases of blocks pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act made during the four full calendar weeks immediately preceding the Trade Date by Counterparty or any “affiliated purchaser” as defined in Rule 10b-18 under the Exchange Act.
          4.      The Contracting Parties agree that, unless such Contracting Parties otherwise agree in writing, and only with respect to an Additional Termination Event under Section 7(d) of the Master Confirmation, the word “may” in the eleventh line of Section 6(b)(iv) of the Agreement shall be deleted and replaced with “may within a period of time not to exceed 20 days following the notice provided pursuant to Section 6(b)(i) hereof”.
          5.      The Contracting Parties agree that, with respect to this Transaction, the following will be added after the words “Capped Settlement Amount” in the fifth line of the definition of Collared Forward Cash Settlement Amount in the Master Confirmation “, provided that in the event that the Floor Settlement Amount exceeds this amount, then the Floor Settlement Amount shall be the Collared Forward Cash Settlement Amount”.

          Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by GSI) correctly sets forth the terms of the agreement between GSI and Counterparty with respect to this Transaction, by manually signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Equity Derivatives Documentation Department, facsimile No. 212-428-1980/83.

Yours sincerely, GOLDMAN SACHS INTERNATIONAL
By:	/s/ Sharon Seibold
Authorized Signatory

Agreed and Accepted
By: DEL MONTE FOODS COMPANY
By: /s/ Thomas E. Gibbons
     Name: Thomas E. Gibbons
     Title: Senior Vice President

SCHEDULE A
TRADE NOTIFICATION

To:	Del Monte Foods Company One Market @ The Landmark San Francisco, CA 94105

From:	Goldman Sachs International

Subject:	Collared Accelerated Share Repurchase Transaction-Execution Pricing

Ref. No:	[Insert Reference No.]

Date:	[Insert Date]

          The purpose of this Trade Notification is to notify you of certain terms in the Transaction entered into between Goldman Sachs International (“GSI”) and Del Monte Foods Company (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below. GSI is acting as principal in this Transaction and Goldman, Sachs & Co., its affiliate, is acting as agent for GSI and Counterparty in this Transaction. GSI is not a member of the Securities Investor Protection Corporation.
          The definitions and provisions contained in the Supplemental Confirmation specified below are incorporated into this Trade Notification. In the event of any inconsistency between those definitions and provisions and this Trade Notification, this Trade Notification will govern.
          This Trade Notification supplements, forms part of, and is subject to the Supplemental Confirmation dated as of June 29, 2005 (the “Supplemental Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Supplemental Confirmation govern this Trade Notification.
          The Supplemental Confirmation specified a method or formula for determining the amounts, dates or numbers below. The actual amounts, dates or numbers are as follows:

Trade Date:	[June 29, 2005]

Hedge Completion Date:	[ ]

Capped Settlement Amount:	USD $[ ]

Floor Settlement Amount:	USD $[ ]

Hedge Forward Differential:	USD $[ ]

Hedge Forward Cash Settlement Amount:	USD $[ ]

Initial Payment Amount:	USD $[ ]

Counterparty Additional Payment Amount:	USD $[ ]

Valuation Date:	October 25, 2006

Yours sincerely, GOLDMAN SACHS INTERNATIONAL
By:
Authorized Signatory